UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2021

ARTESIAN RESOURCES CORP
(Exact Name of Registrant as Specified in Its Charter)

000-18516
(Commission File Number)

Delaware	51-0002090
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

664 Churchmans Road
Newark, Delaware 19702
(Address of principal executive offices, including zip code)

(302) 453-6900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARTNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 4, 2021, the Board of Directors of Artesian Resources Corporation (the “Company”) appointed Nicholle R. Taylor, President of Artesian Water Company Inc., the principal subsidiary of the Company, effective August 16, 2021.  Ms. Taylor has been with Artesian for over 30 years, holding various managerial positions in the organization providing her a broad range of experience.  Since 2012 she has been a Senior Vice President of Artesian Resources Corporation and its subsidiaries and since August 1, 2019 also Chief Operating Officer of Artesian Water Company, Inc.  In 2007, Ms. Taylor was appointed to the Company’s Board of Directors, where she serves on the Strategic Planning, Budget and Finance Committee.  Ms. Taylor is the niece of Dian C. Taylor, Director, CEO & President, and the cousin of John R. Eisenbrey, Jr., Director.

Ms. Nicholle Taylor is actively involved in the water utility industry, serving on the Executive Committee of the Board of Directors of the National Association of Water Companies.  She also is a member of the Board of Directors of the Committee of 100, a business organization that promotes responsible economic development in the state of Delaware, and the Board of Directors of the Delaware Nature Society.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: August 6, 2021	By: /s/ David B. Spacht
David B. Spacht
Chief Financial Officer